UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2003

CALPINE CORPORATION

(A Delaware Corporation)

Commission File Number: 001-12079

I.R.S. Employer Identification No. 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

NEWS RELEASE	CONTACTS: (408) 995-5115
Media Relations: Katherine Potter, X1168
Investor Relations: Rick Barraza, X1125

Calpine Comments On Moody’s Downgrade

Rating Change Will Not Materially Impact the Company

     (SAN JOSE, CALIF.) /PR Newswire – First Call/ October 21, 2003 – Calpine Corporation [NYSE:CPN], a leading North American power company, reaffirmed that its operations will not be materially impacted by yesterday’s change of Moody’s Investors Service (Moody’s) Senior Implied rating on Calpine to B2 from Ba3, with a stable outlook. The ratings on the company’s senior unsecured debt, senior unsecured convertible debt and convertible preferred securities were also lowered. The Moody’s downgrade has no impact on the company’s credit agreements, and the company continues to conduct its business with its usual creditworthy counterparties.

     “Our commitment to strengthening and enhancing our financial position continues to be one of our highest priorities. To date we have completed over $2.1 billion of our previously announced $2.3 billion liquidity program,” stated Bob Kelly, chief financial officer for Calpine. “In addition, we continue to advance on our program of reducing debt. Following our recent offering of senior secured notes and term loans, we have reduced the amount of outstanding senior unsecured debt, senior unsecured convertible debt and convertible preferred securities by approximately $390 million.”

     Calpine Corporation is a leading North American power company dedicated to providing wholesale and industrial customers with clean, efficient, natural gas-fired and geothermal power generation and a full range of energy products and services. The company generates power at plants it owns or leases in 22 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world’s largest producer of renewable geothermal energy, and it owns approximately nine hundred billion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.

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CALPINE COMMENTS ON MOODY’S DOWNGRADE

October 21, 2003

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements such as those concerning Calpine Corporation’s (“the Company”) expected financial performance and its strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, such as, but not limited to: (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) unseasonable weather patterns that produce reduced demand for power; (v) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers; and (vi) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2002, and its quarterly report on Form 10-Q for the quarter ended June 30, 2003, which can be found on the Company’s web site at www.calpine.com. All information set forth in this news release is as of today’s date, and the Company undertakes no duty to update this information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.

Charles B. Clark, Jr. Senior Vice President and Controller Chief Accounting Officer

Date: October 21, 2003